CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of HomeBase, Inc. (formerly Waban Inc.) and subsidiaries on Form S-8 (File Nos. 33-29473, 33-40155, 33-60335, 33-60337 and 333-32473) and on Form S-3 (File No.
43789) of our report dated February 24, 2000; on our audits of the consolidated financial statements of HomeBase, Inc. as of January 29, 2000 and January 30, 1999, and for the three years ended January 29, 2000, January 30, 1999 and January 31, 1998, which reports are included in this Annual Report on Form 10-K.






Los Angeles, California
April 8, 1999